EXHIBIT 24
                        POWER OF ATTORNEY

     We, the undersigned officers and directors of Chiquita Brands International, Inc. (the Company) hereby severally constitute and appoint William A. Tsacalis and Robert W. Olson, and each of them singly, our true and lawful attorneys and agents with full power to them and each of them to do any and all acts and things in connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the Report) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the Company and the names of the undersigned directors and officers in the capacities indicated below to the Report, and any and all amendments and supplements thereto and any and all other instruments and documents which said attorneys and agents or any of them may deem necessary or advisable in connection therewith.

Signature                         Title                                              Date
---------------------             Director, Chairman of the                          March 28, 1997
(Carl H. Lindner)                 Board of Directors, Chief
                                  Executive Officer and Chairman
                                  of the Executive Committee
                                  (Principal Executive Officer)

----------------------            Director, Vice Chairman of                         March 28, 1997
(Keith E. Lindner)                the Board

----------------------            Director, President,                               March 28, 1997
(Steven G. Warshaw)               Chief Operating Officer
                                  and Chief Financial Officer

----------------------            Director                                           March 28, 1997
(Fred J. Runk)

/s/Jean H. Sisco
----------------------            Director                                           March 28, 1997
(Jean H. Sisco)

/s/William W. Verity
----------------------            Director                                           March 28, 1997
 William W. Verity)

/S/Oliver W. Waddell
-----------------------           Director                                           March 28, 1997
(Oliver W. Waddell)

-------------------               Director                                           March 28, 1997

(Ronald F. Walker)
-------------------
